Exhibit 23.1
Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Current Report on Form 8-K of Xedar Corporation, of our report dated February 22, 2006, relating to the financial statements of Xedar Corporation for the two years ended December 31, 2005 and 2004, and for the period from October 1, 2004 (date of new development stage) to December 31, 2005.

/s/ Schumacher & Associates, Inc. Schumacher & Associates, Inc. Denver, Colorado

January 4, 2007